*** Confidential Treatment Requested	Exhibit 10.25

Purchase Agreement

This Purchase Agreement (“Agreement”) is made as of August 6, 2007 (if left blank, then the date last written below) (the “Effective Date”) by and between Wintec Industries, Inc., having principal offices at 4280 Technology Dr., Fremont, CA 94538 (hereafter, “Wintec” or “Buyer”) and NetLogic Microsystems, Inc. having principal offices at 1875 Charleston Road, Mountain View, CA 94043 (hereinafter “NetLogic US”) and NetLogic Microsystems International Limited, located at C/O Appleby Corporate Services (BVI) Limited; Palm Grove House, PO Box 3190, Road Town, Tortola, British Virgin Islands (hereinafter “NetLogic International”). For clarification, Wintec may purchase Products under this Agreement from (i) NetLogic US for delivery to the United States or (ii) NetLogic International for delivery to any country except the United States. When Products are purchased from NetLogic US, the term “Manufacturer” or “NetLogic’ herein shall mean and refer to NetLogic US. When Products are purchased from NetLogic International, the term “Manufacturer” or “NetLogic” herein shall mean and refer to NetLogic International. Wintec, NetLogic US and NetLogic International hereby agree as follows:

1.	SCOPE OF AGREEMENT

In accordance with the terms and conditions hereof, Manufacturer agrees to sell and Wintec agrees to purchase certain Products (as hereinafter defined) which are offered for sale by Manufacturer by means of purchase orders issued by Wintec for inventory held on consignment or for drop shipment to Wintec CMs (as hereinafter defined) or Wintec Customers (as hereinafter defined), as mutually agreed upon by the parties. The terms and conditions of this Agreement shall exclusively govern the purchase of Products from Manufacturer for resale by Wintec solely to Wintec CMs or Wintec Customers and as contemplated herein. Wintec agrees that Manufacturer is not required to sell Products to Wintec under this Agreement, unless such Products will be re-sold by Wintec to Wintec CMs or Wintec Customers, as such terms are hereinafter defined. Modifications of the terms and conditions in this Agreement, or the adoption of additional terms and conditions to this Agreement must be made in a written addendum to this Agreement and signed by all parties to this Agreement.

2.	TERM OF AGREEMENT

The term of this Agreement shall be one (1) year commencing on the Effective Date. This Agreement shall automatically renew for additional one (1) year periods unless either party provides notice in writing of the intention not to renew this Agreement at least thirty (30) days prior to the date of termination of this Agreement.

3.	DEFINITIONS

“Cisco” means collectively Cisco Systems, Inc. and Cisco Systems International B.V.

“Consignment Purchase Orders” means the purchase orders issued by Wintec and accepted by Manufacturer for delivery of Products to Wintec as Consignment Stock.

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“Consignment Purchase Pull Notifications” means the purchase pull notifications issued by Wintec to remove Consignment Stock from Consignment Stock.

“Consignment Stock” means all Products held on consignment by Wintec under this Agreement.

“Consignment Warehouse” means the warehouse facilities owned and operated by Wintec as identified in Section 7.

“Custom Product” means (a) Modules, industrial temperature grade Products and specially screened Products or (b) a Product that is not a Standard Product and (i) is customized expressly for Wintec CMs’ or Wintec Customers’ product requirements, or (ii) for which NetLogic has no alternative redistribution channel.

“Delivery Date” means the date agreed to by NetLogic and Wintec for receipt of Products by Wintec in (a) the applicable Consignment Purchase Order or Drop Ship Purchase Order for any order for such Products, as applicable, or (b) any other written acknowledgment by NetLogic.

“Drop Ship Purchase Orders” means the purchase orders issued by Wintec and accepted by Manufacturer for drop shipment of Products to a Wintec CM or Wintec Customer.

“Intellectual Property” means any and all tangible and intangible: (i) rights associated with works of authorship throughout the world, including but not limited to copyrights, neighboring rights, moral rights, and maskworks, and all derivative works thereof (ii) trademark and trade name rights and similar rights, (iii) trade secret rights, (iv) patents, designs, algorithms and other industrial property rights, (v) all other intellectual and industrial property rights (of every kind and nature throughout the world and however designated) whether arising by operation of law, contract, license, or otherwise, and (vi) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

“Lead Time” shall mean the period from the time NetLogic accepts an order for Products until delivery to Wintec as quoted by NetLogic.

“MPA” means the Master Purchase Agreements between Manufacturer and Cisco dated November 7, 2005.

“NCNR” means a Product designated as Non-Cancellable/Non-Returnable (“NCNR”) Product.

“Non-Conforming Product(s)” means Product that is found not to conform to the mutually agreed upon Specifications between Manufacturer and Cisco, or is in any way defective in material or workmanship, or otherwise damaged.

“Products” means the products specified on Appendix A to this Purchase Agreement and any other products purchased from Manufacturer pursuant to this Agreement. To the extent that Wintec purchases new or additional products from Manufacturer not specified in Appendix A, such Products shall be covered by this Agreement even if the parties do not execute a new Appendix A including such new or additional products.

Wintec Industries, Inc. - NetLogic Microsystems, Inc. & NetLogic Microsystems International Ltd.

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“Purchase Order(s)” means individually or collectively, Consignment Purchase Orders, Consignment Purchase Pull Notifications and/or Drop Ship Purchase Orders.

“Specifications” shall mean the Product-specific specifications.

“Standard Products” shall mean all Products that are not Custom Product(s).

“Wintec CMs” shall mean those contract manufacturers engaged in the manufacture of Cisco Systems, Inc. products, as agreed to among Manufacturer, Cisco Systems, Inc. and Cisco Systems International BV.

“Wintec Customer(s)” used in the singular form shall mean and refer to either Cisco Systems, Inc. or Cisco Systems International B.V., as the case may be, and in the plural form shall mean and refer collectively to Cisco Systems, Inc. and Cisco Systems International B.V.

4.	FORECASTS

4.1 Rolling Forecasts. Upon the execution of this Agreement and, thereafter, on or before Monday of every week during the term of this Agreement, Wintec will provide to Manufacturer a forecast of the quantities of Products anticipated to be purchased from Manufacturer by Wintec each week over the next twenty-six (26) weeks (the “Rolling Forecast”). Although Wintec’s forecast is for planning purposes only and not binding on either Wintec or Manufacturer, Wintec will continually improve the accuracy and reliability of its forecast.

4.2 Flexibility. Manufacturer will ensure it has the capacity to increase or decrease, in all market conditions, production of the Products as set forth in Wintec’s 26 weeks Rolling Forecast as follows: (i) [***] of the increase or decrease is to be effected within [***]; and (ii) [***]if the increase or decrease is to be effected within [***]. Manufacturer will sustain such flexibility percentages as measured against a baseline rolling window of 12 weeks of forecast to be refreshed weekly. Additionally, such flexibility capability will be in accordance with any flexibility goals and actual Lead Time parameters established with Wintec. To the extent that Manufacturer has agreed with Cisco to flexibility terms that are more expansive or permit shorter implementation periods, Manufacturer will afford them to Wintec as well in lieu of those set forth above. Manufacturer shall coordinate with Wintec to meet any such Rolling Forecast increase or decrease by effectively managing its inventory at the lowest, longest lead time component or raw material level to minimize risk throughout the supply chain while ensuring maximum flexibility and scalability to Wintec’s demand. Manufacturer hereby acknowledges that Wintec shall not bear any liability or responsibility for any costs incurred by Manufacturer to meet such volume increase or decrease unless otherwise provided for in this Agreement.

4.3 Allocation of Products. In the event any Product or Product components is in short supply, Manufacturer shall deliver to Wintec an allocation no less favorable than that provided to any of its other customers purchasing similar quantities of similar products whether purchasing directly from Manufacturer or indirectly from a Manufacturer subsidiary. Manufacturer shall provide Wintec with as

Wintec Industries, Inc. - NetLogic Microsystems, Inc. & NetLogic Microsystems International Ltd.

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much notice as reasonably possible if it anticipates or has reason to believe that Manufacturer’s output of the Product will not be sufficient to meet all of Wintec’s requirements for any period. This capacity allocation right shall be in addition to any other rights and remedies of Wintec. All Purchase Orders accepted by Manufacturer are subject to Manufacturer’s right to allocate the whole or any portion of its inventory or current Product for the use or disposition in any manner that Manufacturer deems necessary or desirable. Manufacturer shall not be liable for delay in supplying Products or for making only partial shipments against any Purchase Order placed by Wintec and accepted by Manufacturer. Minimum order quantities and minimum factory increments apply for all Purchase Orders.

5.	PURCHASE ORDERS

5.1 Purchase Orders. Manufacturer agrees that it shall handle Purchase Orders placed by Wintec in a manner consistent with this Agreement. Manufacturer shall accept and acknowledge in writing all Purchase Orders from Wintec, within three (3) business days after receipt thereof, identifying a firm shipping date in compliance with the applicable Lead Time with each such acknowledgment. In the event the Purchaser Order is not accepted by Manufacturer in writing within three (3) business days, it will be deemed rejected. In the event that Manufacturer cannot meet the applicable Lead Time, the parties must agree to an alternative shipping date or the Purchase Order issuer may cancel the Purchase Order [***]. If Manufacturer cannot meet the applicable Lead Time, and Wintec wishes to purchase the Products from an authorized distributor of Manufacturer, which distributor has such Products in inventory, Manufacturer will make reasonable commercial efforts to extend to such distributor a price which would enable the distributor to sell Products to Wintec at the price provided by the Manufacturer. All Purchase Orders placed with Manufacturer by Wintec shall be subject to the terms and conditions of this Agreement without specific reference hereto in any such Wintec Purchase Order. Wintec shall not be liable for any verbal commitments made by Wintec, although Manufacturer may proceed based upon an authorized Wintec buyer/planner’s provision of a Wintec Purchase Order number which shall be followed by a written or electronic Purchase Order to be accepted by Manufacturer as called for in this Section 5.1. All Purchase Orders shall be placed by Wintec in writing or communicated via electronic delivery.

5.2 Consignment Purchase Orders; Consignment Stock. Manufacturer will deliver or cause to be delivered Products as Consignment Stock only after acceptance of a Consignment Purchase Order from Wintec requesting that Products be delivered to the Consignment Warehouse. Consignment Purchase Orders shall be marked as “Consignment Purchase Orders.”

5.3 Drop Ship Purchase Orders. When mutually agreed upon by Manufacturer and Wintec, Products may be purchased by Wintec with directions by Wintec for drop shipment of the Products to a Wintec Customer or Wintec CM location. Drop Ship Purchase Orders shall be marked as “Drop Ship Purchase Orders.”

5.4 Non-Cancelable/Non-Refundable Products (NCNR). No Products shall be treated as NCNR unless so designated in this Agreement, in the applicable Purchase Order, or otherwise agreed to in writing by Wintec and Manufacturer.

Wintec Industries, Inc. - NetLogic Microsystems, Inc. & NetLogic Microsystems International Ltd.

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6.	CANCELLATION, RESCHEDULING AND DISCONTINUATION

6.1 Cancellation and Rescheduling: Wintec may cancel or reschedule Purchase Orders as set forth in Appendix B.

6.2 Product Discontinuation. Manufacturer shall continuously manufacture Products pursuant to Section 8.4 of the MPA. If Manufacturer intends to discontinue the manufacture and sale of any Product (“EOL”), Manufacturer shall give at least [***] written prior notice to Wintec (the “EOL Period”). During the EOL Period, Wintec may place purchase orders for such Product pursuant to this Agreement but may not request delivery of such Product on a date later than [***] after the end of the EOL Period. Manufacturer shall provide support for the EOL Product pursuant to Section 14 of this Agreement. In no event shall Manufacturer accept purchase orders for such Product from any third party after the last day of the EOL Period, without offering the same opportunity for Product procurement to Wintec on behalf of Cisco. All Purchase Orders made during the EOL Period shall be NCNR.

7.	WAREHOUSE(S)

Consignment Warehouse. Manufacturer and Wintec agree that Wintec shall store the Consignment Stock at the Consignment Warehouse located at (a) Unit 9-10, 15/F, No.1 Hung To Road, Kwun Tong, Kowloon, , Hong Kong, PRC, and (b) 675 Sycamore Drive, Fremont, California, United States (The Wintec Warehouse located in the United States shall only house Manufacturer’s products with the number [***], which are destined for delivery to a Wintec Customer located in the United States). The parties must mutually agree in writing prior to Wintec’s shipment and/or storage of any other Manufacturer Products at Wintec’s United States Consignment Warehouse.

8.	SHIPMENT; DELIVERY

8.1 Delivery. Delivery Dates shall be based on the Product Lead Time.

8.2 Late Delivery. Manufacturer shall notify Wintec if Manufacturer is unable to deliver to Wintec any Products on the Delivery Date. Manufacturer shall (i) notify a Wintec buyer/planner within twenty four (24) hours of Manufacturer’s knowledge of late delivery and (ii) make reasonable commercial efforts to allow no less than forty eight (48) hours notice of any such late delivery. In the event that the parties cannot agree on a revised Delivery Date or the late delivery has impacted a Wintec Customer order, (i) Wintec may cancel the affected Purchase Orders without penalty, or (ii) Manufacturer shall accept any reschedule or change, except in the product price, in the affected Purchase Order as Wintec may require. Regardless of whether an order was placed by Wintec, Manufacturer shall immediately notify Wintec of any known or anticipated delays that may cause a manufacturing line for a Product to go down, or of any circumstances that may cause disruption in deliveries of Products.

8.3 Shipping Documents and Markings; Packing.

8.3.1 Documentation. Shipping documentation must be complete and accurate and include all required information including commercial invoice, packing list, all applicable export and transportation documents and declarations. An itemized packing list must accompany each shipment and shall

Wintec Industries, Inc. - NetLogic Microsystems, Inc. & NetLogic Microsystems International Ltd.

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prominently identify (i) the purchase order number, (ii) the description, part number, revision level, and quantity of the Products shipped, (iii) the number of shipping containers in the delivery, (iv) the status of the shipment as complete or partial, and (v) the waybill/bill of lading number.

8.3.2 Packaging. Unless otherwise specified by Wintec, Manufacturer will package and pack all goods in a manner which (i) is in accordance with good commercial practice, (ii) is acceptable to common carriers for shipment, (iii) follows procedures taking into account the then most current I.C.C. regulations, and (iv) is adequate to ensure undamaged arrival of the Products at the identified destination. Wintec shall bear the cost of non-standard commercial packaging.

8.3.3 Markings. Manufacturer will mark all containers with necessary lifting, handling and shipping information, country of origin, and with purchase order numbers, date of shipment, and the names of the consignee and consignor.

8.4 Shipment to Consignment Warehouse. Shipping costs between Manufacturer’s warehouse and Wintec’s Consignment Warehouse shall be paid by Manufacturer. Upon delivery of the Products to the Consignment Warehouse, Wintec shall issue a confirmation of receipt of Consignment Stock accompanied by a revised Consignment Stock inventory report to Manufacturer.

8.5 Shipment from Consignment Warehouse to Wintec CMs or Wintec Customers. Wintec agrees to ship Products from the Wintec Consignment Warehouse located in the United States only for final delivery of Manufacturer’s [***] products to a Wintec Customer in the United States. The parties must mutually agree in writing prior to Wintec’s shipment and/or storage of any other Manufacturer Products at Wintec’s United States Consignment Warehouse. Wintec shall be responsible for shipment of any Consignment Stock pulled by Wintec from the Consignment Warehouse for shipment to Wintec Customers or Wintec CMs (including but not limited to any insurance, transportation/shipping charges). Wintec bears cost of shipment and risk of loss or damage associated with shipment of any Consignment Stock to a Wintec Customer or Wintec CM.

8.6 Drop Shipments. In the event, Manufacturer accepts a Drop Ship Purchase Order from Wintec, all such deliveries shall be FCA port of shipment of Manufacturer’s facility (per Incoterms 2000) for international shipments. Wintec bears cost of shipment and title and risk of loss or damage shall pass to Wintec upon delivery of such Products to the carrier, and any loss or damage thereafter shall not relieve Wintec from any obligation hereunder. If Wintec does not provide written shipping instructions, Manufacturer will select the carrier and method of shipment without assuming any liability or cost. Transportation/shipping and insurance charges shall be paid by Wintec, and will be collected on delivery, or if pre-paid, will be invoiced to Wintec.

8.7 Inspection by Wintec. Products shall be subject to inspection and testing by Wintec for (i) conformance to Product Specifications, (ii) warranty defects and (iii) any other form of damage.

8.8 Rejection. In case any Product is found not to conform to the mutually agreed upon Specifications, or is in any way defective in material or workmanship, or otherwise damaged (“Non-Conforming Product”), Wintec may reject the Product and will (i) promptly notify Manufacturer in writing of the basis of such rejection and (ii) comply with the Manufacturer’s Return Materials Authorization (“RMA”) process for the return of the Non-Conforming Products, provided that such RMA process has been given in writing to Wintec.

Wintec Industries, Inc. - NetLogic Microsystems, Inc. & NetLogic Microsystems International Ltd.

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8.9 Failure Analysis. At Wintec’s request, Manufacturer will adhere to the failure analysis procedure as set forth in Appendix C and provide to Wintec a failure analysis report specifying the reason for failure of any Non-Conforming Product. [***]

8.10 Quality Standards. Manufacturer shall ensure that it adheres to industry best practice. Manufacturer shall adhere to such additional processes, procedures or qualification standards regarding Products which may be agreed to by Manufacturer and Wintec from time to time. Manufacturer shall not ship any Product to Wintec which has less than [***] of remaining shelf life.

9.	STORAGE AT CONSIGNMENT WAREHOUSE; SECURITY

9.1 Storage. Subject to Section 9.2, Wintec shall provide storage of Products in accordance with industry standard practice and shall ensure the safe storage of the Consignment Stock including establishing processes and procedures for controlling access to the Consignment Stock such that only Wintec’s employees, contractors, agents or representatives who are engaged in receiving, storing, maintaining and shipping the Consignment Stock in accordance with this Agreement shall access to the Consignment Stock. At no time shall Wintec offer to sell, sell, distribute, lend, or otherwise provide any of the Consignment Stock to a third party for any purpose other than in furtherance of this Agreement and solely as permitted in this Agreement.

9.2 Consignment Warehouse Security. Wintec represents and warrants that Wintec shall maintain commercially reasonable security measures in accordance with industry standards, including administrative and electronic safeguards to protect the Consignment Stock in the possession or control of Wintec, or its agents, employees or subcontractors. Wintec will make available to Manufacturer at Manufacturer’s request security reports (including, but not limited to, login records and intrusion logs) relating to the Consignment Stock stored at the Consignment Warehouse or otherwise in Wintec’s possession. Wintec will provide to Manufacturer the results of any security audits or assessments of the Consignment Warehouse conducted by a third party. Wintec shall maintain adequate books and records relating its security compliance. Such books and records shall be available at the principal office of Wintec for inspection by Manufacturer or its representatives during normal business hours and upon reasonable prior written notice, for the purpose of determining Wintec’s compliance with Agreement.

10.	RISK OF LOSS

10.1 Consignment Stock. Wintec shall bear all risk of loss with respect to the Consignment Stock, including without limitation all risk of loss, damage or destruction by reason of casualty, negligence, theft or otherwise, while such Consignment Stock is in the possession or under the control of Wintec or during shipment to a Wintec Customer or Wintec CM. Title shall pass to Wintec immediately upon Wintec’s issuance (or deemed issuance pursuant to Section 12) of a Consignment Purchase Pull Notification, and any loss or damage thereafter shall not relieve Wintec from any obligation hereunder.

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10.2 Drop Shipments. Title and risk of loss or damage for Products sold pursuant to a Drop Ship Purchase Order shall pass to Wintec upon delivery of the Products by Manufacturer to the carrier, and any loss or damage thereafter shall not relieve Wintec from any obligation hereunder.

11.	INSURANCE

Wintec shall be responsible for purchasing and maintaining throughout the term of this Agreement appropriate levels of insurance coverage to cover against any and all loss, damage or lessening of value to all Consignment Stock in Wintec’s possession or control.

12.	SALE OF PRODUCTS

When and as Products held in Consignment Stock are required by Wintec, Wintec shall remove such Products from the Consignment Warehouse and issue to Manufacturer a Consignment Purchase Pull Notification. Each such removal of Products shall constitute a sale of such Products by Manufacturer to Wintec and result in an invoice issued by Manufacturer to Wintec for payment of Products. Products shall be removed from the Consignment Stock on a First-In-First-Out-basis. Wintec shall issue a Consignment Purchase Pull Notification for Products in Consignment Stock within [***] calendar days of the Delivery Date of such Products as indicated by Manufacturer in writing and if Wintec does not issue such Consignment Purchase Pull Notification within [***] calendar days of the Delivery Date for such Products, Wintec shall be deemed to have issued such Consignment Purchase Pull Notification and therefore purchased such Products as of the [***] calendar day from the Delivery Date for such Products and Manufacturer will invoice Wintec for all such Products. Products must be removed from the Consignment Stock inventory in the Minimum Order Quantities (“MOQ”) set forth in Appendix A

13.	TITLE; SECURITY INTEREST

13.1 Title to Products in Consignment. Title to any and all Products held as Consignment Stock shall remain with Manufacturer until title passes to Wintec as set forth in Section 10.1

13.2 Title to Products Drop Shipped. Title to Products sold to Wintec pursuant to a Drop Ship Purchase Order shall pass to Wintec as set forth in Section 10.2.

14.	SUPPORT

14.1 Support. Manufacturer agrees to provide reasonable technical assistance, functionally equivalent replacement Products if available and processed according to the warranty procedure specified in Section 16 herein, as well as failure analysis services, including re-screening and testing (collectively, “Support Services”) with respect to each Product individually, including discontinued Products ordered, delivered and paid for by Wintec, for a period of least [***], after the later of the last date of shipment to Wintec. Products requiring support shall be returned pursuant to Manufacturer’s RMA process as agreed upon by the parties. Support Services shall include, but may not be limited to, the following:

14.1.1 Technical Support. Upon request, Manufacturer will provide in electronic or other acceptable form, all bug notes or other documentation, and defining the relevant information, symptoms, solutions or workarounds for identified Product problems, including accurate records of Product deficiencies. During the Term of this Agreement, Manufacturer will provide such support to at no charge.

Wintec Industries, Inc. - NetLogic Microsystems, Inc. & NetLogic Microsystems International Ltd.

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14.1.2 Emergency Replacement. Manufacturer shall provide emergency replacement Products within [***] of receipt of request therefor. If no replacement is available, Manufacturer will provide replacement Products as soon as reasonably possible and will notify requester of the estimated delivery date for such replacement.

15.	PRICES AND PAYMENT

15.1 Prices. The product prices shall be mutually agreed upon between the parties in writing and updated at a minimum on a quarterly basis unless otherwise agreed by the parties. Except for applicable Taxes, shipping and insurance charges, and any import or export duties, no additional fees or charges of any sort shall be charged to Wintec, unless the subject of a written Manufacturer request accepted by a Wintec commodity manager in writing. Manufacturer shall use its best efforts to meet Wintec’s quarterly cost reduction targets, as they are communicated to Manufacturer. Manufacturer will extend to Wintec all price decreases achieved by Manufacturer. Wintec shall have the right to alter any percentage of Total Available Purchases (“TAP”) if TAP is referenced in the Appendix A, in the event that: (i) Manufacturer’s pricing is not competitive; (ii) the Products do not comply with the applicable Specifications; (iii) Manufacturer has failed to or is unable to meet Delivery Dates; or (iv) Manufacturer is not in compliance with any other material provision hereof. Prices are in U.S. dollars and do not include applicable Taxes. Manufacturer shall, where practicable, use available methods to lower Taxes. “Taxes” mean any tax or other charge that Manufacturer is liable to collect on behalf of any governmental authority as a result of the sale, use or delivery of Products, including without limitation, duties, value added and other withholding taxes. Taxes do not include taxes on Manufacturer’s net income.

15.2 Payment. Payment by Wintec shall be made in United Stated Dollars and shall be made [***] days from date of Manufacturer’s invoice to Wintec. Wintec shall be allowed a [***] in addition to the [***] payment terms in this Section 15.2 such that payments shall not be considered late until after [***] from the date of Manufacturer’s invoice. Accounts thirty (30) days past due will be subject to a monthly charge at the rate of one and one-half percent (1.5%) per month or the maximum allowable by law, whichever is lower. Manufacturer reserves the right to ship orders C.O.D. or only upon pre-payment if any invoice is thirty (30) days past due. Manufacturer may require different payment terms from time to time at its own discretion.

16.	REPRESENTATION AND WARRANTIES

16.1 Warranty of Title. Manufacturer warrants and represents that (i) it shall convey to Wintec good and clear title to the Products, free and clear of all liens and encumbrances, (ii) at the Effective Date and on the date each Product is shipped, Manufacturer is not aware of any infringement of valid and existing third party Intellectual Property rights with respect to any of the Products, and (iii) it has the full authority to enter into this Agreement, to carry out its obligations under this Agreement, and (iv) that to the best of Manufacturer’s knowledge, its compliance with the terms and conditions of this Agreement do not violate any applicable federal, state or local laws, regulations or ordinances or any third party agreements in effect at the time of the Effective Date of this agreement.

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16.2 Product Warranty. The Warranty Period for a Product shall be three (3) years or such other time as may be agreed to by the parties. The Products (i) will be new and unused, (ii) will comply in all respects with the applicable Specifications, ULA or CSA requirements that could effect quality, reliability, safety or performance, and (iii) will be free from defects in materials, design and workmanship. Manufacturer will, at its expense, replace all Non-Conforming Products with new and unused Products, and make commercially reasonable efforts to deliver the replacement Products to a location designated by Wintec within [***] after receipt of Wintec’s request for replacement. If Manufacturer is unable, within a reasonable time, to repair, replace or correct a defect or non-conformance in Products to a condition as warranted, Wintec will be entitled to a refund of the Product purchase price. Any Product replaced under warranty is warranted for the period of time remaining in the original warranty for the Product, but no less than [***]. Manufacturer will adhere to the failure analysis procedure as set forth in Appendix C and provide to Wintec a failure analysis report specifying the reason for failure of any Non-Conforming Product (this obligation will continue for one year beyond the applicable Product Warranty). Unless Manufacturer reasonably demonstrates that a returned Product is not a Non-Conforming Product, Manufacturer will pay the cost of shipping and insurance for the returned and replacement Products. The above warranties do not apply to defects resulting from improper, unauthorized or inadequate maintenance or repair (except where performed by or on behalf of Manufacturer); unauthorized modification; improper use or operation outside of the Specifications for the Product; abuse, negligence, accident, loss or damage in transit; or improper site preparation. THE WARRANTIES SPECIFIED IN THIS AGREEMENT ARE EXCLUSIVE AND NO OTHER WARRANTY, WHETHER WRITTEN OR ORAL, IS EXPRESSED OR IMPLIED. MANUFACTURER SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE PRODUCT WARRANTIES SET FORTH IN THIS SECTION 16.2 SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR ANY WARRANTY FAILURE HEREUNDER.

17.	INVENTORY REPORTS

Upon the execution of this Agreement and, thereafter, on or before 12:00 pm (PST) on Saturday of every week during the term of this Agreement, Wintec will provide to Manufacturer an inventory of the Consignment Stock held by Wintec in a format approved by Manufacturer, which report shall identify (i) the quantity of each Product contained in Consignment Stock; and (ii) the quantity of Product pulled from Consignment Stock through the date of such report. Wintec shall keep complete and accurate records of all Consignment Stock delivered to Wintec by Manufacturer. These records shall be retained for a period of at least three (3) years from the delivery of the Consignment Stock to Wintec. Manufacturer shall have the right, upon reasonable notice, and during normal business hours, to examine and audit all such Wintec records of the Consignment Stock delivered to Wintec. Should Manufacturer determine that there is a discrepancy between Manufacturer’s records of Consignment Stock shipped to Wintec and Wintec’s records for such Consignment Stock, and Wintec is unable to remedy or explain such discrepancy to Manufacturer’s satisfaction within ten (10) days written notice by Manufacturer, Wintec shall be deemed to have purchased such unaccounted Consignment Stock as of such 10th day and Manufacturer shall invoice Wintec for such unaccounted Consignment Stock. If Wintec is notified by Manufacturer of two (2) discrepancies between its records for the Consignment Stock and Wintec’s records for such Consignment Stock within any three (3) month period, then Manufacturer may terminate this Agreement upon thirty (30) days’ prior written notice to Wintec.

Wintec Industries, Inc. - NetLogic Microsystems, Inc. & NetLogic Microsystems International Ltd.

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18.	TERMINATION

18.1 Right to Terminate Agreement. In the event that a Party hereto is in default of a material obligation under this Agreement and fails to remedy such default or, if such default is not curable in thirty (30) days, commence to remedy such default within thirty (30) days) of receipt of written notice drawing the attention of the defaulting Party to the default and requiring the same to be remedied, then, the non-defaulting Party shall have the right to terminate this Agreement with immediate effect after the expiry of the period fixed. Such termination shall not affect the Guarantee described in Section 27 or the revolving standby Letter of Credit provided by Wintec as set forth in Section 26.

18.2 Return of Information. Upon termination of this Agreement by any party, NetLogic US, NetLogic International and Wintec will each, as soon as commercially practicable upon being requested in writing to do so by the other parties, return all copies of the other parties’ supplied documentation, confidential information and software to such other party(ies).

18.3 Post-Termination Orders. During the period from the written notice of termination and the effective date of termination, Manufacturer shall continue to ship Products to Wintec in accordance with the existing delivery schedule on a Purchase Order. Manufacturer’s acceptance of any order after the expiration or termination of this Agreement shall not be construed as a renewal or extension of this Agreement, or as a waiver of the right to terminate or of any other matter or right.

18.3 Limitation of Liability. Termination of the Agreement by either party for any reason shall not give rise to any liability on the part of the terminating party for any special, incidental or consequential damages such as, but not limited to, compensation, reimbursement or damages on account of loss of prospective profits or anticipated sales or on account of expenditures, investments, leases, property improvements or commitments in connection therewith; such termination shall not affect the liability of one party to the other on account of business previously consummated hereunder, and final settlement thereof shall be as described above.

19.	LIMITATION OF LIABILITY

Manufacturer does not assume any liability resulting from the application or use of any Product described within. No patent or other intellectual property licenses are implied. Manufacturer reserves the right to make changes without notice to any Product herein. Manufacturer will not be liable for any loss, damages or penalty resulting from delay in delivery when such delay is due to causes beyond the reasonable control of Manufacturer, including but not limited to supplier delay, force majeure, act of God, labor unrest, fire, explosion or earthquake. In any such event, the delivery date will be deemed extended for a period equal to the delay. IN NO EVENT SHALL MANUFACTURER BE LIABLE FOR ANY INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS OR FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS OR GOODWILL THAT WINTEC MAY SUFFER, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, INCLUDING NEGLIGENCE, PRODUCT LIABILITY OR OTHERWISE, EVEN IF MANUFACTURER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR IF SUCH DAMAGE COULD HAVE BEEN

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REASONABLY FORESEEN. IN NO EVENT WILL MANUFACTURER’S LIABILITY TO WINTEC EXCEED THE AMOUNT OF THE PURCHASE PRICE PAID TO MANUFACTURER BY WINTEC FOR THE PRODUCT THAT DIRECTLY CAUSED THE DAMAGE.

20.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of law rules and the exclusive forums for the resolution of any disputes hereunder shall be California State Courts in the County of Santa Clara or federal district courts in the Northern District of California. The parties agree to submit any matter in dispute under this Agreement to JAMS (“the Association”) for final and binding arbitration conducted in Santa Clara County, California, U.S.A and conducted in accordance with the rules of the Association. The parties exclude in its entirety the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

21.	WAIVER

Any failure by either party to enforce this Agreement as to any breach hereof by the other party shall not be deemed to be a waiver of the rights of such party as to such breach or any subsequent breach.

22.	COMPLETE AGREEMENT

This Agreement, along with any Exhibits, Appendixes or Addenda hereto, constitutes the entire agreement between the parties as to the subject matter hereof, and supersedes and replaces all prior contemporaneous agreements, written or oral, regarding such subject matter. All Purchase Orders issued by Wintec under this Agreement shall be governed exclusively by the terms and conditions of this Agreement. Wintec’s Purchase Order forms or other forms shall be deemed to have no terms and conditions, and Wintec disclaims any such terms and conditions and such disclaimer shall be deemed to be a continuing disclaimer throughout the term of this Agreement.

No amendment or modification of this Agreement shall be valid except if set forth in writing stating that it is such an amendment or modification and signed by an authorized representative of each of the parties hereto.

23.	SEVERABILITY

If any provision of provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

24.	ASSIGNMENT

Except in connection with a sale, merger or acquisition of substantially all of the equity or assets of party, neither party shall assign any right or interest nor delegate any duty or obligation under this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld.

25.	CONFIDENTIALITY.

The NetLogic Microsystems, Inc. Mutual Non-Disclosure Agreement (NDA) signed by the parties on July 27, 2007 shall govern any and all exchanges of confidential information between the parties;

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provided, however, that any expiration or termination provisions of such NDA shall not apply so long as this Agreement (including any renewal term) is in force, and, upon termination or expiration of this Agreement, all obligations of non-disclosure and non-use shall continue as set forth in the NDA.

26.	LETTER OF CREDIT.

In consideration of and as a further condition to Manufacturer’s entry into this Agreement, on or before the delivery of any Products hereunder, Wintec shall deliver to Manufacturer a revolving, irrevocable stand-by letter of credit in the amount of [***] (the “Letter of Credit”) as credit enhancement for Wintec’s continued performance under this Agreement.

The Letter of Credit shall be in form and substance and issued by a bank that is reasonably satisfactory to Manufacturer. The Letter of Credit shall: (i) name Manufacturer as beneficiary; (ii) allow Manufacturer to make partial and multiple draws thereunder up to the face amount only for the purposes permitted under this Section 26, and (iii) require the issuing bank to pay to Manufacturer the amount of a draw upon receipt by such bank of a sight draft signed by Manufacturer and presented to the issuing bank, accompanied by Manufacturer’s statement that said draw is being made in accordance with the terms of this Section 26. Manufacturer shall be entitled to draw upon the Letter of Credit in accordance with this paragraph, or at any time within thirty (30) days prior to the expiration date of the Letter of Credit unless Wintec shall have delivered to Manufacturer a replacement Letter of Credit meeting the requirements of this paragraph and with an expiration date not less than [***] after the date of delivery. The Letter of Credit (or a replacement thereof satisfactory to Manufacturer) shall remain in effect until the expiration or the sooner termination of this Agreement, howsoever arising; provided that such termination or expiration will not be effective so long as Wintec is in default in the performance of its payment obligations under this Agreement, in which case, Manufacturer may draw on this Letter of Credit to satisfy the Wintec’s payment obligations. Manufacturer shall have the right (but shall not be obligated to) draw under the Letter of Credit to remedy any default by Wintec in the performance of its payment obligations under this Agreement. All requests to draw under the Letter of Credit shall be accompanied by a copy of the invoice in default proof of purchase or delivery to the carrier. Wintec shall, within ten (10) business days thereafter cause a replacement Letter of Credit to be issued to Manufacturer so that Manufacturer shall at all times have a Letter of Credit in the amount of [***] available to it to support Wintec’s obligations under this Agreement, and Wintec’s failure to do so shall be a material default hereunder.

The Letter of Credit, or so much thereof as has not theretofore been applied by Manufacturer in accordance with this paragraph or reduced pursuant to the following provisions in this paragraph, shall be returned, without payment of interest or other increment for its use, to Wintec at the expiration or sooner termination of this Agreement. No trust relationship is created herein between Manufacturer and Wintec with respect to the Letter of Credit.

27.	GUARANTEE OF WINTEC PAYMENT OBLIGATIONS

This Agreement is subject to Manufacturer’s receipt of a written guarantee of Wintec’s payment obligations under this Agreement issued by an institutional lender or third party acceptable to NetLogic US and NetLogic International, at their sole discretion (the “Guarantee”). In the event (A) the

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Guarantee is terminated or expires, or (B) there is an outstanding balance due Manufacturer from Wintec which exceeds the Letter of Credit plus any unused portion of the Guarantee, Manufacturer may, at any time and at its sole option and discretion (i) terminate this Agreement immediately, (ii) cancel any pending or accepted Purchase Orders, (iii) refuse to accept any Purchase Orders, and/or (iv) require that Wintec return any Consignment Stock in Wintec’s possession or control. Upon Manufacturer’s request in furtherance of this section 27, Wintec agrees to return to Manufacturer the Consignment Stock in Wintec’s possession or control immediately upon receipt of Manufacturer’s demand for such return.

28.	FORCE MAJEURE

Neither party shall be held responsible for any delay or failure in performance hereunder caused in whole or in part by earthquakes, fires, strikes, floods, embargoes, labor disputes, acts of sabotage, riots, wars, accidents, voluntary or mandatory compliance with any governmental act, regulation or request, delays in carriers or suppliers, acts or omissions or other causes beyond such party’s control.

29.	DATA AND PROPRIETARY RIGHTS IN DATA

Portions of the data supplied are proprietary to Manufacturer. Manufacturer retains for itself all proprietary rights in and to all designs, engineering details, and other data pertaining to any goods sold except where rights are assigned under written agreement by a corporate officer of Manufacturer. Wintec agrees not to remove any proprietary markings, confidential markings, and restrictive legends on, or within items provided by Manufacturer under this Agreement, including markings that appear while starting or running software or firmware and markings contained on hardware. Further, Wintec agrees to flow-down contract provisions to Wintec Customers and Wintec CMs sufficient to preclude Wintec Customers and Wintec CMs from removing such proprietary or confidential markings.

30.	EXPORT CONTROLS

Wintec hereby assures Manufacture that the Wintec will abide by all U.S. Export Administration Regulations and acknowledges that commodities, technology or software are exported in accordance with the Export Administration Regulations.

31.	GOVERNMENT END USERS

This Agreement is for existing commercial items developed exclusively at private expense, including but not limited to existing commercial integrated circuits. The terms and conditions of this Agreement are fully applicable to the use, duplication, modification and disclosure of the Manufacturer Products for, to, or by the United States government, or any other government entity anywhere in the world. No license, no patent rights or other intellectual property rights of any kind are granted in the case of acquisitions by the United States government which contain or are subject to Federal Regulations set forth at 48 CFR Part 27, or 48 CFR Part 252.227, or the clauses FAR 52.227-15, FAR 52.227-13, DFAR 252.227-7004. and DFAR 252.227-7013 et seq. or their respective successors or any other clause which purports to grant the United States government or any other government intellectual property rights greater than or in addition to those set forth in this Agreement, or which purports to impose additional requirements upon Manufacturer to make this Agreement effective, unless Manufacturer specifically so consents by separate written agreement. Failing such agreement, and if this Agreement fails to meet the United States government’s stated needs or is inconsistent in any respect with federal law, Wintec agrees to secure the agreement of the United States government to return, and to return, the Manufacturer

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Products, unused, to Manufacturer. For sales within the United States, the seller of the commercial Products is NetLogic Microsystems, Inc., 1875 Charleston Road, Mountain View, CA 94043. For sales outside the United States, the seller of the commercial Products is NetLogic Microsystems International Limited, c/o Appleby Corporate Services (BVI) Limited; Palm Grove House; PO Box 3190, Road Town; Tortola, British Virgin Islands.

32.	LIFE SUPPORT POLICY

Manufacturer’s Products are not authorized for use as critical components in life support devices or systems unless a specific written agreement pertaining to such intended use is executed between the manufacturer and the President of Manufacturer. Life support devices or systems are devices which are intended for surgical implant into the body or support or sustain life whose failure to performs when properly used in accordance with instructions for use provided in the labeling, can be reasonably expected to result in significant injury to the user. A critical component is any component of a life support device or system whose failure to perform can be reasonably expected to cause the failure of the life support device or system, or affect its safety or effectiveness.

33.	WINTEC FINANCIAL COVENANTS

Wintec agrees to provide to Manufacturer within 30 days after the end of each fiscal quarter during the term of this Agreement, a detailed calculation of Wintec’s Current Ratio, Quick Ratio and DSO (the “Financial Information’) for such quarter and such other financial documentation requested by Manufacturer to determine Wintec’s financial condition.

Where:

“Current Ratio” shall mean total current assets divided by total current liabilities;

“Quick Ratio” shall mean total current assets, less total inventory (net of applicable inventory reserves), divided by total current liabilities; and

“Days Sales Outstanding (“DSO”)” shall mean average accounts receivable for the applicable period divided by net sales per day for the applicable period.

All ratios must be calculated and based on financial statements that are prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. Any financial information given to Manufacturer by Wintec must be reviewed (for quarterly information) or audited (annually) by one of the Big 4 accounting firms; namely, PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG LLP and Deloitte & Touche LLP. Wintec hereby authorizes Manufacturer to review and discuss any information provided by Wintec for purposes of this provision directly with the Big 4 accounting firm selected by Wintec to review and audit its financial information.

34.	AUDIT RIGHTS

Once per fiscal quarter during the term of this Agreement unless a delayed payment or lack of payment takes place or exists otherwise enabling Manufacturer to reserve the right to more audits beyond the once per quarter frequency and as needed such that 24 hours’ notice is not required, Manufacturer may enter anyone of Wintec’s premises, upon 24 hours’ notice and during normal working hours (Monday through Friday), to audit and inspect records, at Manufacturer’s sole cost that pertain to the Financial Information,

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Wintec’s delayed payment or Wintec’s lack of payment, to verify that the records conform to the requirements of this Agreement. Prior to Manufacturer’s entering Wintec’s premises, Manufacturer will cause each of its employees, agents and representatives who would have access to Wintec’s facilities to execute a written agreement to maintain, preserve, and protect all confidential or proprietary information and technology of Wintec and confidential of Wintec’s other customers.

35.	INDEMNIFICATION

35.1 Indemnification by Manufacturer. Manufacturer will indemnify, defend, and hold harmless each of Wintec and its officers, directors, employees, successors and assigns (collectively the “Indemnified Parties”) from and against all claims, suits, and actions brought against the Indemnified Parties or tendered to the Indemnified Parties for defense and/or indemnification (collectively “Claims”), and for all resulting damages, losses, costs, and liabilities (including reasonable attorney and professional fees) (collectively “Losses”) that result or arise from Claims, which in whole or in part: (i) allege that one or more Products, or any part thereof, or their manufacture, use, import, support, sale or distribution infringe, misappropriate, or violate any Intellectual Property rights of a third party; or (ii) allege that one or more Products, or any part thereof, have caused personal injury or damage to tangible property. The Manufacturer will pay all amounts agreed to in a monetary settlement of the Claims and all Losses that result or arise from the Claims.

35.2 Continued Use. If Wintec or any of Wintec’s Customers are prevented or are likely to be prevented from obtaining, selling, importing, or using Products by reason of any Claims relating to actual or potential infringement, as determined in Wintec’s reasonable judgment, then Manufacturer will, at its sole expense and in the following order: (i) obtain all rights required to permit the manufacture and sale of such Products by Manufacturer, and the sale, import, and use of the Products by or for Wintec and its customers; or (ii) modify or replace such Products to make them non-infringing, provided that any modification or replacement conforms to the requirements of this MPA. If Manufacturer is unable to achieve any option above within thirty (30) days after issuance of an injunction, then Manufacturer will promptly refund to Wintec the price and all shipping, storage, and related costs, of all affected Products that are returned or destroyed and Manufacturer shall assist Wintec in identifying alternative sources for the affected Products’ functionality. The obligations of Manufacturer under this Section 35.2 shall be in addition to its obligations of indemnity under this Section 35.

35.3 Notification and Control. Wintec will promptly notify Manufacturer, in writing, of any Claim for which Wintec believes that it is entitled to indemnification (provided that Wintec’s failure to provide such notice will relieve Manufacturer of its indemnification obligations only if and to the extent that such failure prejudices Manufacturer’s ability to defend the Claim). Wintec will permit Manufacturer to control, in a manner not adverse to Wintec, the defense and settlement of any such Claim using counsel reasonably acceptable to Wintec. Wintec may employ counsel, at its own expense, with respect to any such Claim (provided that if counsel is employed due to a conflict of interest or because Manufacturer does not assume control, Manufacturer will bear such expense). Manufacturer will not enter into any settlement that affects Wintec’s rights or interests without Wintec’s prior written approval.

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35.4 Exceptions to Manufacturer’s Indemnity. Manufacturer shall have no obligation under Section 35.1 to the extent any claim of infringement is caused by (i) use of the Product in combination with any other products not intended by or provided by Manufacturer if the infringement would not have occurred but for such combination (except to the extent (a) where the sale or use of the Product would constitute contributory infringement by Manufacturer; (b) the combination is pursuant to Manufacturer’s information and instructions applicable to the Product, or (c) there is no commercially reasonable non-infringing use for the Product other than in such combination); (ii) any alteration or modification of the Product not undertaken or authorized by Manufacturer, if the infringement would not have occurred but for such alteration or modification (the parties agree that incorporation of the Product into a Wintec product shall not be an alteration or modification of the Product); (iii) Manufacturer’s compliance with Wintec’s or Wintec’s unique written specifications if the infringement would not have occurred but for such unique written specifications excepting any implementation thereof by Manufacturer; or (iv) Wintec’s failure to comply with written instructions provided by Manufacturer identified by Manufacturer as necessary to render the Product non-infringing and which would have rendered the Product non-infringing.

IN WITNESS WHEREOF, the duly authorized representative of each party has executed this Agreement.

WINTEC INDUSTRIES, INC.

By:	/s/ Simon Chen
Name:	Simon Chen
Title:	Senior Vice President
Date:	August 6, 2007

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NETLOGIC MICROSYSTEMS INTERNATIONAL LIMITED

By:	/s/ Ron S. Jankov
Name:	Ron S. Jankov
Title:	Director
Date:	August 6, 2007

NETLOGIC MICROSYSTEMS, INC.

By:	/s/ Marcia Zander
Name:	Marcia Zander
Title:	Sr. Vice President of Worldwide Sales
Date:	August 6, 2007

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APPENDIX A

The following Products shall be covered under this Agreement.

Mfg. Part Number	Reference Part Number	)	Std. Pack Qty. (pcs)	MOQ (pcs)	Hub Location	Date Added

Netlogic Part number	Cisco Part Number	Standard Pack Qty	MOQ	Hub Location	Date added
[***]	[***]	[***]	[***]	[***]	8/6/2007
[***]	[***]	[***]	[***]	[***]	8/6/2007
[***]	[***]	[***]	[***]	[***]	8/6/2007
[***]	[***]	[***]	[***]	[***]	8/6/2007
[***]	[***]	[***]	[***]	[***]	8/6/2007
[***]	[***]	[***]	[***]	[***]	8/6/2007
[***]	[***]	[***]	[***]	[***]	8/6/2007
[***]	[***]	[***]	[***]	[***]	8/6/2007
[***]	[***]	[***]	[***]	[***]	8/6/2007
[***]	[***]	[***]	[***]	[***]	8/6/2007

Acknowledgements:

WINTEC

By:	/s/ Simon Chen
Name:	Simon Chen
Title:	Senior Vice President
Date:	August 6, 2007

NETLOGIC MICROSYSTEMS INTERNATIONAL LIMITED

By:	/s/ Ron S. Jankov
Name:	Ron S. Jankov
Title:	Director
Date:	August 6, 2007

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NETLOGIC MICROSYSTEMS, INC.

By:	/s/ Marcia Zander
Name:	Marcia Zander
Title:	Sr. Vice President of Worldwide Sales
Date:	August 6, 2007

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APPENDIX B

RESCHEDULES AND CANCELLATIONS

1. Reschedules. Upon notice to Manufacturer, Wintec may reschedule all or a portion of a Purchase Order for the Products at no charge as follows:

Number of Days From Original Delivery Date
[***] days	Unlimited reschedules, providing that delivery is within ninety (90) days from original scheduled delivery date,

[***] days or more	Unlimited reschedules

2. Cancellation. Wintec may cancel all or a portion of a Purchase Order as follows:

2.1	Standard Product

2.1.1 At any time prior to [***], Wintec, for their own convenience, may notify Manufacturer in writing of their intent to cancel the order for Standard Products. Upon receipt of a cancellation notice, Manufacturer will stop all work, and cause its Manufacturers and subcontractors to stop all work related to the cancelled order(s). If the cancelled order was cancelled more than [***] days prior to the Delivery Date, such cancellation shall be without penalty of any kind. If the cancelled order was cancelled within [***] days of the Delivery Date, Manufacturer may, if reasonable justification can be provided, request compensation for:

(i) Manufacturer’s actual cost [***] for all Products completed, “Finished Goods” (which items were delivered, in transit or available for delivery at the time notice of termination was given pursuant to open Purchase Order(s) and not previously paid for and where Manufacturer can document no requirements for such Products from other customers for the following [***] months); and

(ii) Pursuant to any open Purchase Orders, for WIP or raw materials, the actual costs [***] incurred and documented by Manufacturer for (a) components for such orders, but only if the components cannot be used in other Products, sold to other customers, or returned to original Manufacturers (“Liability Mitigation”), (b) reasonable costs for manufacturing operations completed at time of cancellation for the terminated portion of the orders; and (c) reasonable cancellation charges from component Manufacturers for the terminated portion of the orders. Manufacturer shall document efforts related to Liability Mitigation, which effort shall continue for no fewer than [***] days prior to submitting a claim to Wintec.

(ii) Upon payment of Manufacturer’s claim, Wintec shall be entitled to all work and materials paid for by Wintec and shall provide to Manufacturer instructions for material disposition. Materials which are shipped to Wintec shall be FCA Manufacturer’s factory, all at Wintec’s expense. Wintec is not responsible for any other costs or liability in connection within any cancellation.

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2.2	Custom Products

2.2.1 Subject to Section 2.2.2 below, Wintec may cancel all or a portion of a Purchase Order for Custom Product as follows in Cancellation Liability Table I:

No. of Days before Original Delivery Date	Cancellation Charge
[***] days	[***]% of cancelled order (i.e., cancellations are not allowed within [***] days of the originally scheduled Delivery Date)
From [***] days to the production order Lead Time (the “Product Cancellation Time”)	[***]% of cancelled Product value as described below in Section 2.2.1.1
Greater than [***]	None

Cancellation Liability Table I

2.2.1.1 At any time during the Product Cancellation Time, Wintec, for their own convenience, may notify Manufacturer in writing of their intent to cancel all or a portion of a Purchase Order for Custom Products. Upon receipt of a cancellation notice, Manufacturer will stop all work, and cause its Manufacturers and subcontractors to stop all work related to the cancelled order(s) unless the Custom Product can be used to satisfy another pending Wintec order. Upon cancellation during the Product Cancellation Time, Manufacturer shall receive compensation from Wintec for:

(i) Manufacturer’s actual cost [***] for the Products completed for such cancelled order and not previously paid for; and

(ii) For WIP or raw materials for Products that commenced production for such cancelled order before the date of such notice of cancellation, the actual costs [***] incurred and documented by Manufacturer for (a) components for such orders, but only if the components cannot be used in other products, sold to other customers, or returned to original Manufacturers (“Liability Mitigation”), (b) costs for manufacturing operations completed at time of cancellation, and (c) cancellation charges from component Manufacturers for the cancelled portion of the orders. Manufacturer shall document efforts related to Liability Mitigation.

2.2.1.2 Upon payment of Manufacturer’s claim under section 2.2.1.1, Wintec shall be entitled to all work and materials paid for by Wintec and shall provide to Manufacturer instructions for material disposition. Materials that are shipped to Wintec shall be FCA Manufacturer’s factory, all at Wintec’s expense. Wintec is not responsible for any other costs or liability in connection within any cancellation.

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2.2.2 Notwithstanding Section 2.2.1, if Wintec cancels all or a portion of a Purchase Order for Custom Product within the Product Cancellation Time primarily due to:

(i) replacing Manufacturer’s Custom Product with a competing product or products, offered by one or more third parties,

(ii) Wintec or Wintec’s CMs phasing out the Wintec product using the Custom Product, or Wintec’s failure to notify Manufacturer of the cancellation of order(s) for Wintec’s product that uses the Custom Product when Wintec was aware of such cancellation in advance of the Lead Time for such Custom Products, then Wintec’s liability for such cancellation shall be as follows in Cancellation Liability Table II:

Product cancellation based on the originally scheduled Delivery Date	Cancellation fee as percentage of Wintec cost (as specified by the Product Prices in the then current Schedule A) for Custom Products.
Prior to [***]	[***]
After [***]	[***]
After [***]	[***]
After [***]	[***]
After [***]	[***]

Cancellation Liability Table II

2.2.3 If Manufacturer has failed to deliver for [***] days following the delivery date specified in a Purchase Order for Custom Product or Product classified as NCNR as defined in Section 3 of this Agreement, Wintec may, at its option, cancel such Purchase Order with no penalty or liability.

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APPENDIX C

FAILURE ANALYSIS PROCEDURE

Wintec will return failed Products to Manufacturer for failure analysis to resolve observed problems found while used in Cisco Systems products.

Manufacturer is responsible for performing failure analysis on all returned Products suspected of being defective. Analysis work shall be performed in a manner necessary to fully determine the root cause for each failure and to identify corrective actions to prevent reoccurrence.

Wintec will classify failure analysis requests into two categories – urgent and normal. Urgent requests are made when the component failure impacts Wintec’s ability to ship products or when the failure impacts the performance of Wintec equipment installed at a customer location. All other requests shall be within the normal category.

Manufacturer will use its best efforts to respond to, identify root cause and implement correction for all failure analysis requests in a timely manner. Manufacturer failure analysis responsiveness will be measured using the following standard criteria:

Failure Analysis type	Normal	Urgent	Deliverables
Initial response	[***]	[***]	Functional status If fail, outline of analysis steps and timeline If pass, return parts to Wintec via overnight carrier
Preliminary failure analysis	[***]	[***]	Preliminary identification of root cause Recommendations for containment of problem
Completed failure analysis	[***]	[***]	Completed failure analysis summary If appropriate, corrective action plan and timeline
Update schedule	[***]	[***]	Progress report on work completed Projection on next actions Updated timelines

Note that all of the above response times are subject to the availability and performance of services provided by third parties that may be required to enable Manufacturer to adequately perform an appropriate failure analysis.

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